UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2014

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive, North Reading, MA	01864
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 370-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Teradyne, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders on May 20, 2014 (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the following proposals:

1. To elect the seven nominees named in the Company’s proxy statement filed with the Commission on April 10, 2014 to the Board of Directors to serve as directors for a one-year term. Each nominee for director was elected by a vote of the stockholders as follows:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Michael A. Bradley	167,159,720	3,078,558	63,786	14,133,949
Daniel W. Christman	166,511,507	3,700,461	90,096	14,133,949
Edwin J. Gillis	169,709,890	496,486	95,688	14,133,949
Timothy E. Guertin	166,573,274	3,642,177	86,613	14,133,949
Mark E. Jagiela	167,200,664	3,018,963	82,437	14,133,949
Paul J. Tufano	169,713,336	503,036	85,692	14,133,949
Roy A. Vallee	165,522,774	4,694,494	84,796	14,133,949

2. To conduct an advisory vote on the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved on an advisory basis by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
164,254,920	5,866,657	180,487	14,133,949

3. To ratify the selection of the firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstained
182,511,906	1,737,311	186,796

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: May 21, 2014	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	V.P., Chief Financial Officer and Treasurer